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                                                                  EXHIBIT 10.4

                        EXECUTIVE EMPLOYMENT AGREEMENT
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     THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of November 16, 1998 (the "Effective Date") by and between HOSPITALITY DESIGN & SUPPLY, INC., a Delaware corporation (the "Company") and JAMES CASTLEBERRY, an individual resident of the State of California ("Executive"), with reference to the following:

                              B a c k g r o u n d

     A. The Company is a newly formed entity that intends to pursue consolidation opportunities in the restaurant design and supply business (the "Business").

     B. The Company now desires to retain the full-time services of Executive as Executive Vice President and Chief Financial Officer of the Company, and Executive is willing to be employed by the Company in that capacity on the terms and conditions set forth in this Agreement.

     NOW THEREFORE, the Company and Executive hereby agree as follows:

     1.  EMPLOYMENT.  The Company hereby employs Executive on the terms set
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forth herein and Executive hereby accepts such employment commencing on the
Effective Date for a term of three years (the "Employment Term"), unless sooner terminated under Section 6 below.

     2.  DUTIES.  During the period of his employment with the Company
         ------
hereunder, Executive will be employed as Executive Vice President and Chief Financial Officer of the Company. Executive's primary place of employment will be the Company's principal offices, located in Los Angeles County, California. Executive will:

         (a) devote his full business time, ability, knowledge and attention, and give his best effort and skill solely to the Company's business affairs and interests;

         (b) perform such services and assume such duties and responsibilities appropriate to the positions identified above as well as those which may from time to time be reasonably assigned to him by the Chief Executive Officer of the Company; and

         (c) in all respects use his best efforts to further, enhance and develop the Company's business affairs, interests and welfare.

     3.  COMPENSATION.  In consideration of Executive's services to the Company
         ------------
during the Employment Term, Executive will receive the following:

         (a) the Company will pay Executive a minimum gross base salary of $175,000 per annum during the Employment Term. Executive's base salary will be paid in equal installments (pro rated for portions of a pay period) on the Company's regular pay days and the Company will withhold from such compensation all applicable federal and state income, social security, and
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disability and other taxes as required by applicable laws. The Company may also pay Executive such bonuses as are determined from time to time by the Board of Directors.

     (b) As soon as reasonably practicable after the consummation of the Company's first sale in one transaction or a series of related transactions of Preferred Stock for an aggregate purchase price paid to the Company of not less than five hundred thousand dollars ($500,000), the Company will grant to Executive an option to purchase one hundred thirty thousand (130,000) shares of Common Stock of the Company at an exercise price per share equal to the price at which the Preferred Stock issued in such sale would convert into one share of Common Stock at the time of such grant. Such option will vest (i.e. become exercisable) as follows: One-half of the option will vest upon the consummation of the earlier of (i) the Initial Public Offering (as defined herein), or (ii) the Private Financing (as defined herein), and one-half of the option will vest upon the completion of the first eighteen (18) months of the Employment Term. For purposes of this Agreement, "Initial Public Offering" means the Company's first firm commitment underwritten offering of its securities pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), which results in aggregate net cash proceeds to the Company of not less than ten million dollars ($10,000,000) and "Private Financing" means the Company's first sale in one transaction or a series of related transactions, not registered under the Securities Act, of Common Stock, Preferred Stock and/or debt securities of the Company which results in aggregate net cash proceeds to the Company of not less than ten million dollars ($10,000,000).

     4.  CHANGE OF CONTROL.  In the event of any Change of Control of the
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Company, then (i) any and all of Executive's stock options that are unvested as of the effective date of such Change of Control will become vested immediately prior to such event and (ii) Executive will receive from the Company an aggregate payment equal to three (3) times his gross base salary, payable in accordance with the provisions of Section 3 above if Executive ceases for any reason to be employed by the Company within six (6) months following the date of such Change of Control; provided however, that in the event that the Company determines, in its sole discretion, that any portion of the same constitutes an excess parachute payment under (S)280G of the Internal Revenue Code of 1986, as amended, then the Company will have no obligation to provide such portion to the Executive. For purposes of this Agreement, a "Change of Control" means (a) the sale of all or substantially all of the assets of the Company to any person or entity that, prior to such sale, did not control, was not under common control with, or was not controlled by, the Company, or (b) the Company's merger or consolidation with or into another entity, regardless of which entity survives such merger or consolidation, unless at least fifty percent (50%) of the outstanding voting securities of the surviving or parent corporation, as the case may be, immediately following such transaction are beneficially held by such persons and entities in the same proportion as such persons and entities beneficially held the outstanding voting securities of the Company immediately prior to such transaction, or (c) the acquisition of at least fifty percent (50%) of the outstanding voting securities of the Company by any person, or any "group" as contemplated under Section 13(d) of the Securities Exchange Act of 1934, as amended; it being agreed, in any event, that the issuances of shares to the stockholders of the founding companies consolidating with the Company on or about the time of either the Initial Public Offering or the Private Financing, as the case may be, and the issuance of shares in such Initial Public Offering or Private Financing, shall in no event constitute a Change of Control.

     5.   BENEFITS AND REIMBURSEMENTS.
          ---------------------------

          5.1 Executive will, during the Employment Term, have the right to receive such benefits as are generally made available to full-time executive officers of the Company, including the right to

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participate in any retirement plan or executive bonus plan that the Company may create. In addition, or inclusive of such benefits, the Company will provide Executive with the following:

          (a) reimbursement of all "COBRA" payments paid by Executive for the continuation of medical, dental or similar coverage for Executive and his immediate family arising from the cessation of his employment with BDK Holdings, Inc. to the extent that (i) such payments are not otherwise reimbursable to Executive and (ii) such coverage is not available to Executive under any benefits plan provided by the Company;

          (b) the opportunity to apply for coverage under the Company's medical, life and disability plans, to the extent the same are established by the Company. If the Executive is accepted for coverage under such plans, the Company will provide to Executive and his immediate family such coverage on the same terms as is customarily provided by the Company to the plan participants as modified from time to time.

          (c) in addition to normal holidays recognized by the Company, Executive will be entitled to three weeks paid vacation annually, provided that any vacation may be taken by Executive at any time Executive deems appropriate, upon consultation with the Board of Directors, which may determine that the best interests of the Company require otherwise.

     5.2 The Company will reimburse Executive for travel and other out-of-pocket expenses reasonably incurred by Executive in the performance of his duties hereunder, provided that all such expenses will be reimbursed only (i) upon the presentation by Executive to the Company of such documentation as may be reasonably necessary to substantiate that all such expenses were incurred in the performance of his duties, and (ii) if such expenses are consistent with all policies of the Company in effect from time to time as to the kind and amount of such expenses.

     6.   TERMINATION OF EMPLOYMENT.
          -------------------------

     6.1  Expiration of the Term of Agreement.  This Agreement will terminate
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automatically upon the expiration of the Employment Term.

     6.2  Death or Permanent Disability of Executive.  This Agreement will
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terminate upon the death or permanent disability of Executive.  Executive will be deemed permanently disabled for the purpose of this Agreement if, in the good faith determination of the Board of Directors, based on sound medical advice, Executive has become physically or mentally incapable of performing his duties hereunder for a continuous period of one hundred eighty (180) days, in which event Executive will be deemed permanently disabled upon the expiration of such one hundred eighty (180) day period.

     6.3  Executive's Discharge for Cause.  The Company will have the right to
          -------------------------------
terminate Executive's employment hereunder for "Cause" at any time effective upon its giving of written notice setting forth with particularity the facts and circumstances constituting such Cause. For such purposes, "Cause" means the occurrence of one or more of the following: (i) the commission by Executive of any act materially detrimental to the Company, including fraud, embezzlement, theft, bad faith, gross negligence, recklessness or willful misconduct; (ii) repeated failure or refusal to perform the duties required by this Agreement and as may be assigned to Executive by the Chief Executive Officer of the Company;
(iii) conviction of a felony or of any crime of moral turpitude to the extent materially detrimental to the Company; (iv) any material misrepresentation by Executive

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to the Company regarding the operation of the business; or (v) breach of any covenant of this Agreement, provided that the action or conduct described in clauses (ii) or (v) above will constitute "Cause" only if such action or conduct continues after the Company has provided Executive with written notice thereof and a reasonable opportunity (to be not less than 30 days) to cure the same.

     6.4  The Company's Right to Terminate At Will.  Subject to the payment to
          ----------------------------------------
Executive of the applicable severance payment as provided in Section 6.7 below, the Company will have the right (in addition to its right of termination under Section 6.1 above), exercisable at any time during the term of this Agreement, to terminate Executive's employment with the Company without "Cause" (as defined in Section 6.3 above), immediately upon written notice to Executive.

     6.5  Termination for Lack of Successful Financing.  Subject to the payment
          --------------------------------------------
to Executive of the applicable severance payment as provided in Section 6.7 below, each party will have the right (in addition to the Company's right of termination under Section 6.1 above), exercisable at any time after June 30, 1999 to terminate this Agreement in the event that the Company has not consummated either an Initial Public Offering or a Private Financing by such date.

     6.6  Termination by Executive.  Except as otherwise provided in this
          ------------------------
Section 6, Executive shall have the right to voluntarily terminate his employment at any time for any reason. In the event he does so, Executive shall receive no severance compensation.

     6.7  Compensation Upon Termination.
          -----------------------------

          (a)  Upon termination of Executive's employment pursuant to this
Section 6, Executive will be entitled to only: (i) the compensation provided for in Section 3 above for the period of time ending with the date of termination;
(ii) compensation for any unused vacation that Executive may have accrued, as well as all earned benefits, up to and including the date of termination; (iii) "COBRA" benefits to the extent required by applicable law; and (iv) reimbursement for such expenses as Executive may have properly incurred on behalf of the Company as provided in Section 5.2 above prior to the date of termination.

          (b)  If the Company terminates Executive's employment pursuant to
Section 6.4 above, in addition to the amounts payable in Section 6.7(a) above, Executive will be entitled to receive a severance payment in an amount equal to the base salary paid to Executive by the Company pursuant to Section 3 above for a period of one year following the date of termination of the Agreement. Such severance payment will be paid in periodic payments in accordance with the payment schedule set forth in Section 3 above. Notwithstanding anything to the contrary in this Section 6.7(b), Executive's severance payment from the Company will be reduced by the amount of any salary received by Executive as a result of Executive's new employment with any person, persons, company, partnership, corporation or business of whatever nature.

          (c) If either party terminates this Agreement pursuant to Section 6.5 above, in addition to the amounts payable in Section 6.7(a) above, Executive will be entitled to receive a severance payment in an amount equal, in the Company's sole discretion, to either (i) the base salary paid to Executive by the Company pursuant to Section 3 above for a period of six (6) months following the date of termination of the Agreement, payable in periodic payments in accordance with the payment schedule set forth in Section 3 above, or (ii) $85,000, payable in one lump sum payment. Notwithstanding anything to the contrary in this Section 6.6(c), Executive's severance payment from the Company immediately will be reduced by the amount of any salary received by Executive as a

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result of Executive's new employment with any person, persons, company, partnership, corporation or business of whatever nature.

          (d) The payments set forth in this Section 6.7 will fully discharge all responsibilities of the Company to Executive under this Agreement or relating to or arising out of the termination of Executive's employment.

     7.   UNFAIR COMPETITION BY EXECUTIVE.
          -------------------------------

          7.1 Executive agrees that all trade secrets, confidential or proprietary information with respect to the activities and businesses of the Company, including, without limitation, personnel information, secret processes, know-how, customer lists, sales distribution territories, databases, ideas, techniques, processes, inventions (whether patentable or not), and other technical plans, business plans, marketing plans, product plans, forecasts, contacts, strategies and information (collectively "Proprietary Information") which were learned by Executive in the course of his employment by the Company, and any other Proprietary Information received, developed or learned by Executive hereafter in the course of his future employment by or in association with the Company, are confidential and will be kept and held in confidence and trust as a fiduciary by Executive. Executive will not use or disclose Proprietary Information of the Company except as necessary in the normal course of the business of the Company for its sole and exclusive benefit, unless Executive is compelled so to disclose under process of law, in which case Executive will first notify the Company promptly after receipt of a demand to so disclose.

     7.2 During the term of this Agreement, directly or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature, Executive will not engage as an officer, director, shareholder, owner, partner, joint venturer, financier, or in a managerial capacity, whether as an employee, independent contractor, consultant, advisor, or sales representative, in any corporation, partnership, firm or other entity engaged in the Business that is within 100 miles of the principal places of business of the Company or any of the Company's subsidiaries, or of any geographic location in which Executive has represented the interests of the Company or any of its subsidiaries. During the term of this Agreement and for a period of one year following its termination for any reason, directly or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature, Executive will not:

          (a) call upon any prospective acquisition candidate engaged in the Business on Executive's own behalf or on behalf of any competitor of the Company or any of its subsidiaries, which candidate was either called upon by the Company (including its subsidiaries) for the purpose of acquiring such entity.

          (b) contact or solicit any employees of the Company or its subsidiaries for the purposes of hiring them.

     7.3 Except for activities expressly permitted by the prior written approval of the Board of Directors of the Company, during the term of this Agreement, the Executive will not: (a) engage in business independent of the Executive's employment by the Company that requires any substantial portion of the Executive's time; (b) serve as an officer, general partner or member in any for-profit corporation, partnership or firm; (c) serve as a director of any corporation, partnership or firm having the Business as its principal enterprise; or (d) directly, indirectly or through any Affiliate, invest in,

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participate in or acquire an interest in any entity engaged in the Business. For purposes of this Agreement, the terms: (i) "Affiliate" means as to any Person, each other Person that directly or indirectly (through one (1) or more intermediaries) controls, is controlled by or is under common control with such person; and (ii) "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust, associate (as defined in regulations promulgated by the Securities Exchange Commission) or other legally recognizable entity. The limitation in this paragraph will not prohibit any investment by the Executive in securities that are listed on a public exchange or the National Association of Securities Dealers Automated Quotation National Market System and issued by a company, firm, corporation, partnership, trust or other entity involved in the Business or otherwise.

     7.4 Executive and the Company acknowledge that: (i) each covenant and restriction contained in Sections 7.1, 7.2 and 8 of this Agreement is necessary, fundamental, and required for the protection of the Company's business; (ii) such relate to matters which are of a special, unique, and extraordinary character that gives each of them a special, unique, and extraordinary value; and (iii) a breach of any such covenant or restriction will result in irreparable harm and damage to the Company which cannot be compensated adequately by a monetary award. Accordingly, it is expressly agreed that, in addition to all other remedies available at law or in equity, and notwithstanding anything to the contrary in Section 10 below, the Company will be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or restriction, or otherwise specifically to enforce the provisions contained in Sections 7.1, 7.2 and 8 of this Agreement.

     8.   PROPRIETARY MATTERS.  Executive expressly understands and agrees that
          -------------------
any and all improvements, inventions, discoveries, processes, or know-how that are generated or conceived by Executive during the term of this Agreement, whether so generated or conceived during Executive's regular working hours or otherwise, will be the sole and exclusive property of the Company, and Executive will, whenever requested to do so by the Company (either during the term of this Agreement or thereafter), execute and assign any and all applications, assignments and/or other instruments and do all things which the Company may deem necessary or appropriate in order to apply for, obtain, maintain, enforce and defend patents, copyrights, trade names or trademarks of the United States or of foreign countries for said improvements, inventions, discoveries, processes, or know-how, or in order to assign and convey or otherwise make available to the Company the sole and exclusive right, title, and interest in and to said improvements, inventions, discoveries, processes, know-how, applications, patents, copyrights, trade names or trademarks.

     9.   KEY-PERSON INSURANCE.  Executive agrees to make himself available and
          --------------------
to undergo, at the Company's request and expense, any physical examination or other procedure necessary to allow the Company to obtain a key-person insurance policy on Executive. If the Company obtains such policy, it will maintain the policy at its expense and all proceeds will be the sole property of the Company.

     10.  RESOLUTION OF DISPUTES.  The parties will attempt in good faith
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promptly by negotiations to resolve any dispute or controversy arising out of or relating to this Agreement or to the employment or termination of Executive by the Company. If a party intends to be accompanied at a negotiation meeting by an attorney, the other party will be given at least three working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to

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this clause are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

     11.  MISCELLANEOUS.
          -------------

     11.1  Governing Law; Interpretation.  This Agreement will be governed by
           -----------------------------
the substantive laws of the State of California applicable to contracts entered into and fully performed in such jurisdiction. The headings and captions of the Sections of this Agreement are for convenience only and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof. This Agreement will be construed as a whole, according to its fair meaning, and not in favor of or against any party, regardless of which party may have initially drafted certain provisions set forth herein.

     11.2  Assignment.  This Agreement is personal to Executive and he may not
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assign any of his rights or delegate any of his obligations hereunder without first obtaining the prior written consent of the Board of Directors of the Company.

     11.3  Notices.  Any notice, request, claim or other communication required
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or permitted hereunder will be in writing and will be deemed to have been duly given if delivered by hand or if sent by certified mail, postage and certification prepaid, to Executive at his residence (as noted in the Company's records), or to the Company at its address as set forth below its signature on the signature page of this Agreement, or to such other address or addresses as either party may have furnished to the other in writing in accordance herewith.

     11.4  Severability.  In the event any court of competent jurisdiction shall
           ------------
determine that the scope, time or territorial restrictions of any provision of this Agreement are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed. The remaining provisions of this Agreement will remain in full force and effect unless the result would be manifestly unjust or would deprive either party of the benefit of its bargain.

     11.5  Entire Agreement; Amendments.  This Agreement and any other exhibits
           ----------------------------
and attachments hereto constitutes the final and complete expression of all of the terms of the understanding and agreement between the parties hereto with respect to the subject matter hereof, and this Agreement replaces and supersedes any and all prior or contemporaneous negotiations, communications, understandings, obligations, commitments, agreements or contracts, whether written or oral, between the parties respecting the subject matter hereof. Except as provided in Section 11.4 above, this Agreement may not be modified, amended, altered or supplemented except by means of the execution and delivery of a written instrument mutually executed by both parties.

     11.6  Attorneys' Fees.  If it becomes necessary for any party to initiate
           ---------------
legal action or any other proceeding to enforce, defend or construe such party's rights or obligations under this Agreement, the prevailing party will be entitled to its reasonable costs and expenses, including reasonable attorneys' fees, incurred in connection with such action or proceeding.

     12.  Executive Acknowledgment.  Executive acknowledges that he has been
          ------------------------
given the opportunity to consult with legal counsel concerning the rights and obligations arising under this Agreement, that he has read and understands each and every provision of this Agreement, and that he is fully aware of the legal effect and implications of this Agreement.

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    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


Company:                                    Executive:

HOSPITALITY DESIGN & SUPPLY, INC.           JAMES CASTLEBERRY


By:   /s/ Ross Berner                       /s/ James Castleberry
    -----------------------------           ---------------------------------

Name:  Ross Berner
      ---------------------------

Title:  President
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                                            Address:
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Address:                                    Fax:
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Fax:
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